SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                          ----------------------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            FLEET BOSTON CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             Rhode Island                                05-0341324
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

100 Federal Street, Boston, Massachusetts                  02110
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 (Address of Principal Executive Office)                 (Zip Code)

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box |_|

        Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                  Name of Each Exchange On Which
          To Be So Registered                  Each Class Is To Be Registered
          -------------------                  ------------------------------

  Common Stock, par value $.01 and related         New York Stock Exchange
  Preferred Share Purchase Rights                  Boston Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)

            This amendment is being filed for the sole purpose of adding the Boston Stock Exchange to the "Name of Each Exchange On Which Each Class Is To Be Registered".

      Item 1. Description of Registrant's Securities to be Registered. Item 1 is hereby amended to read as follows: The information called for by this Item 1 is included under the captions "Price Range of Common Stock and Dividends--Fleet" and "Description of Fleet Capital Stock" in the Registrant's Registration Statement on Form S-4, File No. 333-82433, which information is incorporated herein by reference.

      The form of prospectus dated July 8, 1999, filed as part of the Registrant's Registration Statement on Form S-4, File No. 333-82433, is incorporated herein by reference.

      Item 2. Exhibits.

1. Restated Articles of Incorporation of the Corporation, incorporated herein by reference to Exhibit 3 of the Corporation's Form 10-Q for the quarter ended September 30, 1999.

2. By-Laws of the Corporation, as amended, incorporated herein by reference to
Exhibit 4(1) of the Corporation's Registration Statement on Form S-3 (File No. 333-86829).

3. Rights Agreement dated November 21, 1990, as amended by First Amendment to Rights Agreement dated March 28, 1991, a Second Amendment to Rights Agreement dated July 12, 1991, a Third Amendment to Rights Agreement dated February 20, 1995 and a Fourth Amendment to Rights Agreement dated March 14, 1999, incorporated herein by reference to the Corporation's Registration Statement on Form 8-A dated November 29, 1990, the Corporation's Form 8 Amendment to Application or Report dated September 6, 1991 and the Corporation's Forms 8-A/A dated March 17, 1995 and May 5, 1999.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 13, 2000                 Fleet Boston Corporation


                                     By: /S/ Gary A. Spiess
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                                         Gary A. Spiess
                                         Assistant Secretary